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     As filed with the Securities and Exchange Commission on August 4, 2000.


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K


              CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): JULY 24, 2000



                                 JNI CORPORATION
             (Exact name of registrant as specified in its charter)




        DELAWARE                     0-27755                    33-0740004
     (State or other               (Commission               (I.R.S. Employer
      jurisdiction                 File Number)              Identification No.)
    of incorporation)




                             9775 TOWNE CENTRE DRIVE
                               SAN DIEGO, CA 92121
          (Address of principal executive offices, including zip code)



       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (858) 535-3121



                             Exhibit Index on Page 5


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         This Current Report on Form 8-K is filed by JNI Corporation, a Delaware corporation ("JNI"), in connection with the matters described herein.

ITEM 5.  OTHER EVENTS.

         On July 24, 2000, Jaymark, Inc., which owned 14,175,000 shares, or approximately 62%, of JNI's outstanding shares of common stock, distributed all of these shares to its stockholders in a reorganization transaction, which resulted in Jaymark's liquidation and dissolution.

         Under an Asset Acquisition Agreement and Plan of Reorganization, dated as of July 21, 2000 among JNI, Jaymark, Jaycor, Inc. and California Tube Laboratories, Inc. (the "Asset Acquisition Agreement"), JNI agreed to facilitate Jaymark's reorganization and liquidating distribution in exchange for certain lock-up agreements that will restrict the Jaymark stockholders' ability to sell the JNI shares they receive in the distribution. The Asset Acquisition Agreement provides that, other than 1,000,000 shares which may be sold by former Jaymark stockholders to satisfy certain tax obligations in connection with the reorganization, none of the shares of JNI common stock distributed by Jaymark may be sold for 330 days, except as follows: In the event of an underwritten public offering during the lockup period, the portion of the JNI shares held by former Jaymark's stockholders sold in the offering will be released from the lockup. Those not sold in the offering will be subject to a lockup period of 180 days from the date of the offering for one half of the remaining shares, and 360 days from the date of the offering for the second one half of the remaining shares. If an underwritten public offering has not occurred within 150 days after the reorganization transaction, an additional 1,000,000 shares of JNI common stock will be released from the lockup and may be sold by the former Jaymark stockholders. All remaining shares will be subject to a lockup for an additional 180 days. JNI also agreed to certain registration rights which will permit former Jaymark stockholders to request that JNI register their shares.

         Subject to the lockup agreements described above, the JNI shares to be received by former Jaymark stockholders will be freely tradable (other than shares held by former Jaymark stockholders who are affiliates of JNI) and may be sold from time to time in market transactions, block trades, privately negotiated transactions and registered public offerings.

         The foregoing summary of the terms of the Asset Acquisition Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such agreement, a copy of which is attached hereto as Exhibit
10.1 and incorporated herein by reference.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

         (c)      EXHIBITS.

         10.1 Asset Acquisition Agreement and Plan of Reorganization, dated as of July 24, 2000, among JNI Corporation, Jaymark, Inc., Jaycor, Inc. and California Tube Laboratories, Inc.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:    August 4, 2000                       JNI Corporation


                                              By:   /s/ Thomas K. Gregory
                                                    ----------------------------
                                                    Thomas K. Gregory
                                                    Chief Operating Officer


                                       3
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                                  EXHIBIT INDEX

Exhibit No.
-----------

  10.1 Asset Acquisition Agreement and Plan of Reorganization, dated as of July 24, 2000, among JNI Corporation, Jaymark, Inc., Jaycor, Inc. and California Tube Laboratories, Inc.


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